Exhibit 99.1

Keryx Biopharmaceuticals, Inc. Announces Third Quarter 2009 Financial Results

Keryx to Host Investor Conference Call on Tuesday, November 10, 2009
at 8:30am EST

NEW YORK, November 9, 2009 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of life-threatening diseases, including cancer and renal disease (the “Company”), today announced its results for the third quarter ended September 30, 2009.

At September 30, 2009, the Company had cash, cash equivalents, interest receivable and investment securities of $41.0 million, as compared to $22.7 million at December 31, 2008.  On September 30, 2009, the Company completed a $20.0 million registered direct offering of common stock and warrants, which provided proceeds to the Company of approximately $18.4 million, net of offering costs of approximately $1.6 million which were paid subsequent to September 30, 2009.

The net income for the third quarter ended September 30, 2009, was $0.6 million, or $0.01 per diluted share, compared to a net loss of $6.8 million, or $0.15 per diluted share, for the third quarter in 2008.  The change in net income (loss) was primarily attributable to the recognition of $3.5 million in other revenue, related to the settlement of a dispute with the former licensor of Sulonex (sulodexide), in July 2009, over issues arising from the terminated license agreement, a $1.4 million decrease in other selling, general and administrative expenses, and a $1.4 million decrease in non-cash compensation expense related to equity grants.

The net income for the nine months ended September 30, 2009, was $15.1 million, or $0.31 per diluted share, compared to a net loss of $49.1 million, or $1.11 per diluted share, for the comparable period in 2008.  The change in net income (loss) was primarily attributable to a $26.9 million decrease in research and development expenses related to the cessation of the development of Sulonex in March 2008, a $5.4 million decrease in research and development expenses related to KRX-0401 (perifosine), a $20.8 million increase in license revenue related to an amendment to the September 2007 sublicense agreement with Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. (JT/Torii) which eliminated the Company’s significant ongoing obligations included in the original agreement ($18.0 million) and a $3.0 million milestone payment from JT/Torii earned in the first quarter of 2009, and a $3.6 million increase in other revenue primarily related to the settlement of a dispute for $3.5 million (as discussed above).

Commenting on the quarter, Ron Bentsur, the Company's Chief Executive Officer, remarked, "Keryx has made substantial progress in the third quarter.  Following our announcements of an SPA for the Phase 3 trial of perifosine in multiple myeloma, and exciting long-term safety and efficacy data for Zerenex, we solidified our balance sheet with a $20 million registered direct offering.”  Mr. Bentsur added, “We believe we now have sufficient capital to complete the Phase 3 programs for Perifosine and Zerenex, both of which are nearing commencement.”

On Tuesday, November 10, 2009, at 8:30am EST, the Company will host an investor conference call during which they will provide a brief overview of the Company’s third quarter financial results and a business outlook for the remainder of 2009.

In order to participate in the conference call, please call 1-877-869-3847 (U.S.), 1-201-689-8261 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of life-threatening diseases, including cancer and renal disease. Keryx is developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that inhibits the phosphoinositide 3-kinase (PI3K)/Akt pathway, a key signaling cascade that has been shown to induce cell growth and cell transformation. KRX-0401 has demonstrated both safety and clinical efficacy in several tumor types, both as a single agent and in combination with novel therapies. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types, with a Phase 3 in multiple myeloma, under Special Protocol Assessment (SPA), pending commencement by year-end. Keryx is also developing Zerenex(TM) (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Zerenex has recently completed a Phase 2 clinical program as a treatment for hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease, and Keryx is in the process of finalizing the U.S. Phase 3 program for Zerenex in consultation with the FDA. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to complete cost-effective clinical trials or meet the projected development timelines for the drug candidates in our pipeline, including KRX-0401 and Zerenex; or the effect on our stock value of the other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director – Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com

Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.
Selected Consolidated Financial Data
(In Thousands, Except Share and Per Share Amounts)

Statements of Operations Information:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2009	2008	2009	2008

REVENUE:
License revenue	$--	$327	$21,616	$853
Service revenue	--	41	3	103
Other revenue	3,500	--	3,575	--
TOTAL REVENUE	3,500	368	25,194	956

OPERATING EXPENSES:
Cost of services	--	13	--	27

Research and development:
Non-cash compensation	388	334	950	(395)
Other research and development	1,527	2,208	4,357	37,277
Total research and development	1,915	2,542	5,307	36,882

Selling, general and administrative:
Non-cash compensation	250	1,662	1,648	5,146
Other selling, general and administrative	904	2,284	3,473	6,249
Total selling, general and administrative	1,154	3,946	5,121	11,395

TOTAL OPERATING EXPENSES	3,069	6,501	10,428	48,304

OPERATING INCOME (LOSS)	431	(6,133)	14,766	(47,348)

OTHER INCOME (EXPENSE):
Interest and other income (expense), net	129	(622)	377	(1,551)

INCOME (LOSS) FROM CONTINUING OPERATIONS	560	(6,755)	15,143	(48,899)
Loss from discontinued operations	--	(86)	--	(175)

NET INCOME (LOSS)	$560	$(6,841)	$15,143	$(49,074)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.01	$(0.15)	$0.32	$(1.11)

Diluted	$0.01	$(0.15)	$0.31	$(1.11)

SHARES USED IN COMPUTING NET INCOME (LOSS) PER COMMON SHARE
Basic	47,932,029	45,222,053	47,880,737	44,348,537

Diluted	49,028,254	45,222,053	48,326,718	44,348,537

Balance Sheet Information:

	September 30, 2009	December 31, 2008*
	(unaudited)
Cash, cash equivalents, interest receivable
and short-term investment securities	$33,687	$15,467
Long-term investment securities	7,333	7,185
Total assets	45,458	26,634
Accumulated deficit	(316,775)	(331,918)
Stockholders’ equity (deficiency)	34,959	(1,489)

* Condensed from audited financial statements.